Exhibit 99.1

Ballantyne Reports Financial Results for Third Quarter of 2014

OMAHA, Nebraska (November 7, 2014) Ballantyne Strong, Inc. (NYSE MKT: BTN), a diversified provider of digital technology services, products and solutions, today reported financial results for the third quarter ended September 30, 2014.

Net revenues were $22.7 million in the third quarter of 2014, compared with $18.9 million in the same period of the prior year. Net loss totaled $109,000, or ($0.01) per diluted share, in the third quarter of 2014, compared with net income of $46,000, or $0.00 per diluted share, in the same period of the prior year.

Gary L. Cavey, President and CEO of Ballantyne Strong, commented, “Our third quarter results reflect our changing business mix, as we have been able to offset declining demand in the legacy cinema business with growth in our expanded managed services segment. We continue to make investments in new product areas in order to create a more diversified revenue mix with better long-term growth opportunities. We believe our financial performance will be relatively consistent going forward until our newer businesses increase in scale, which should result in a higher level of profitability.”

Q3 2014 Financial Summary

Managed Services revenues were $7.2 million in the third quarter of 2014, compared with $2.7 million in the same period of the prior year. The increase is attributable to the acquisition of Convergent Media Systems.

Systems Integration revenues were $15.7 million in the third quarter of 2014, compared with $16.2 million in the same period of the prior year. The decline is primarily attributable to the continued softening in demand as the cinema industry’s shift to a digital equipment platform winds down.

Consolidated gross profit was $4.1 million in the third quarter of 2014, compared with $3.3 million in the same quarter of the prior year. Gross margin was 17.9% in the third quarter of 2014, compared with 17.7% in the same quarter of the prior year.

Selling, general and administrative expenses (SG&A) were $4.9 million in the third quarter of 2014, compared with $3.4 million in the same quarter of the prior year. The increase in SG&A was primarily attributable to the addition of Convergent’s operations.

Nine Month Results

For the nine months ended September 30, 2014, net revenues were $66.7 million, compared with $70.9 million for the same period in 2013. Gross profit amounted to $12.5 million, or 18.8% of net revenues, compared to gross profit of $11.9 million, or 16.8% of net revenues, in the prior-year period. Net loss was $322,000, or ($0.02) per share, compared to net earnings of $1.9 million, or $0.13 per diluted share, in the first nine months of 2013.

Balance Sheet

Ballantyne’s cash and cash equivalents balance at September 30, 2014 was $24.0 million, compared with $26.9 million at the end of the prior quarter. The decrease in cash and cash equivalents balance was primarily attributable to an increase in inventory and capital investments to support future sales growth.

Conference Call and Webcast

A conference call to discuss 2014 third quarter financial results will be held on Friday, November 7, 2014 at 12:00 a.m. Eastern Time / 11:00 a.m. Central Time. Investors and analysts are invited to access the conference call by dialing 866-652-5200 (domestic) or 412-317-6060 (international), and referencing “Ballantyne Strong.” There will also be a live webcast of the call available at the Investor Relations section of http://www.strong-world.com.

After the live webcast, a replay will remain available in the Investor Relations section of Ballantyne Strong’s website. A replay of the call will be available at 877-344-7529 (domestic) or 412-317-0088 (international) through November 17, 2014, conference ID 10055261.

About Ballantyne Strong, Inc. (www.strong-world.com)

Ballantyne Strong designs, integrates, and installs technology solutions for a broad range of applications; develops and delivers out-of-home messaging, advertising and communications; manufactures projection screens and lighting products; and provides managed services including monitoring of networked equipment. The Company focuses on serving the retail, financial, government and cinema markets.

Forward-Looking Statements

Except for the historical information in this press release, it includes forward-looking statements that involve risks and uncertainties, including but not limited to, quarterly fluctuations in results; customer demand for the Company’s products; the development of new technology for alternate means of motion picture presentation; domestic and international economic conditions; the management of growth; and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings.  Actual results may differ materially from management’s expectations.

CONTACT:

Nate Legband	Tony Rossi
Chief Financial Officer	Financial Profiles
402/829-9404	310/622-8221 or trossi@finprofiles.com

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Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

	September 30, 2014	December 31, 2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$24,016	$28,791
Accounts receivable (net of allowance for doubtful accounts of $636 and $703, respectively)	15,043	20,047
Inventories:
Finished goods, net	13,457	10,949
Work in process	870	345
Raw materials and components, net	2,204	3,891
Total inventories, net	16,531	15,185
Recoverable income taxes	5,021	2,207
Other current assets	5,429	5,873
Total current assets	66,040	72,103
Property, plant and equipment (net of accumulated depreciation of $5,713 and $4,781, respectively)	14,079	14,721
Note receivable	2,855	2,497
Intangible assets, net	1,074	895
Goodwill	1,066	1,123
Other assets	3,977	4,105
Total assets	$89,091	$95,444
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,798	$12,844
Accrued expenses	4,174	6,236
Customer deposits/deferred revenue	3,142	3,474
Income tax payable	726	888
Total current liabilities	18,840	23,442
Deferred revenue	2,413	3,008
Deferred income taxes	766	790
Other accrued expenses, net of current portion	1,716	1,748
Total liabilities	23,735	28,988
Stockholders’ equity:
Preferred stock, par value $.01 per share; Authorized 1,000 shares, none outstanding	—	—
Common stock, par value $.01 per share; Authorized 25,000 shares; issued 17,152 and 16,869 shares at September 30, 2014 and December 31, 2013, respectively; 14,421 and 14,138 shares outstanding at September 30, 2014 and December 31, 2013, respectively	167	167
Additional paid-in capital	38,524	38,231
Accumulated other comprehensive income:
Foreign currency translation	(2,072)	(959)
Postretirement benefit obligations	190	190
Retained earnings	46,786	47,066
	83,595	84,695
Less 2,731 of common shares in treasury, at cost at September 30, 2014 and December 31, 2013	(18,239)	(18,239)
Total stockholders’ equity	65,356	66,456
Total liabilities and stockholders’ equity	$89,091	$95,444

Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

Three and Nine Months Ended September 30, 2014 and 2013

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net product sales	$17,396	$16,275	$48,432	$62,877
Net service revenues	5,268	2,580	18,280	7,988
Total net revenues	22,664	18,855	66,712	70,865
Cost of products sold	15,042	13,343	41,676	52,486
Cost of services	3,565	2,174	12,516	6,448
Total cost of revenues	18,607	15,517	54,192	58,934
Gross profit	4,057	3,338	12,520	11,931
Selling and administrative expenses:
Selling	1,843	850	4,947	2,586
Administrative	3,066	2,524	9,781	7,478
Total selling and administrative expenses	4,909	3,374	14,728	10,064
Gain on the sale/disposal/transfer of assets	4	3	12	7
Income (loss) from operations	(848)	(33)	(2,196)	1,874
Equity income (loss) of joint venture	—	2	95	(117)
Other income:
Interest income	175	159	534	169
Interest expense	(15)	(7)	(43)	—
Other income (expense), net	255	(33)	341	463
Total other income	415	119	832	632
Earnings (loss) before income taxes	(433)	88	(1,269)	2,389
Income tax benefit (expense)	324	(42)	947	(502)
Net earnings (loss)	$(109)	$46	$(322)	$1,887
Basic earnings (loss) per share	$(0.01)	$0.00	$(0.02)	$0.13
Diluted earnings (loss) per share	$(0.01)	$0.00	$(0.02)	$0.13

Weighted average shares outstanding:
Basic	14,086	14,009	14,052	13,995
Diluted	14,086	14,039	14,052	14,025

Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

Nine Months Ended September 30, 2014 and 2013

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2014	2013

Cash flows from operating activities:
Net earnings (loss)	$(322)	$1,887
Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision for doubtful accounts	9	194
Provision for obsolete inventory	(117)	(13)
Provision for warranty	(191)	321
Depreciation and amortization	1,374	1,022
Equity in (income) loss of joint venture	(95)	117
Loss on forward contracts	145	(9)
(Gain) loss on disposal or transfer of assets	(12)	(7)
Deferred income taxes	(916)	376
Share-based compensation expense	292	345
Changes in operating assets and liabilities:
Accounts, unbilled and notes receivable	5,976	13,441
Inventories	(1,348)	(2,912)
Other current assets	(8)	1,563
Accounts payable	(2,094)	(7,665)
Accrued expenses	(2,050)	(1,048)
Customer deposits/deferred revenue	(917)	(2,771)
Current income taxes	(2,938)	813
Other assets	(83)	121
Net cash (used in) provided by operating activities	(3,295)	5,775

Cash Flows from investing activities:
Purchase of Peintures Elite, Inc.	—	(1,747)
Deposit on Convergent acquisition	—	(17,424)
Capital expenditures	(1,057)	(231)
Proceeds from sale of assets	58	6
Net cash used in investing activities	(999)	(19,396)

Cash flows from financing activities:
Excess tax benefits from share-based arrangements	(7)	(11)
Payments on capital lease obligations	(14)	—
Proceeds from employee stock purchase plan	—	4
Net cash used in financing activities	(21)	(7)
Effect of exchange rate changes on cash and cash equivalents	(460)	(207)
Net decrease in cash and cash equivalents	(4,775)	(13,835)
Cash and cash equivalents at beginning of period	28,791	40,168
Cash and cash equivalents at end of period	$24,016	$26,333

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